Fitbit Reports $353M in Revenue, Sells 3.4M Devices in Q2’17, Up 14% Sequentially

SAN FRANCISCO – August 2, 2017 - Fitbit, Inc. (NYSE:FIT), the leading global wearables brand, today reported revenue of $353 million, GAAP net loss per share of ($0.25), non-GAAP net loss per share of ($0.08), GAAP net loss of ($58.2) million and Adjusted EBITDA loss of ($28) million for its second quarter of 2017.

“Consumer demand in the second quarter was better than anticipated, enabling Fitbit to reduce channel inventory and generate better sales. We are executing according to our transition plan and have increased confidence in achieving our full year results," said co-founder and CEO James Park. “Our smartwatch, which we believe will deliver the best health and fitness experience in the category, is on track for delivery ahead of the holiday season and will drive a strong second half of the year. In the long term, we are confident in our vision for the future and are uniquely positioned to succeed by leveraging our brand, community, and data to drive positive health outcomes.”

Second Quarter 2017 Financial Summary

	For the Three Months Ended		For the Six Months Ended
In millions, except percentages and per share amounts	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
GAAP Results
Revenue	$353.3	$586.5	$652.2	$1,091.9
Gross Margin	42.2%	41.8%	41.0%	43.8%
Net Income (Loss)	$(58.2)	$6.3	$(118.3)	$17.4
Net Income (Loss) Per Share	$(0.25)	$0.03	$(0.52)	$0.07
Non-GAAP Results
Gross Margin	43.0%	42.0%	41.6%	44.1%
Net Income (Loss)	$(19.3)	$29.5	$(53.7)	$54.0
Net Income (Loss) Per Share	$(0.08)	$0.12	$(0.23)	$0.22
Adjusted EBITDA	$(28.2)	$48.3	$(80.5)	$93.4
Devices Sold	3.4	5.7	6.3	10.5

For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
For additional information regarding our quarterly reporting calendar, see “Change to Quarterly Reporting Calendar” below.

Second Quarter 2017 Financial Highlights

•
U.S. revenue contracted 55% to $199 million, EMEA revenue grew 9% to $109 million, APAC revenue grew 46% to $21 million, and Americas excluding U.S. revenue contracted 11% to $24 million, all year-over-year from the second quarter of 2016.

•	New products introduced in the last 12 months, Fitbit Charge 2TM, Fitbit Alta HRTM, and Fitbit Flex 2TM represented 81% of revenue.

•	Average selling price increased 4% sequentially from the first quarter of 2017 and 2% year-over-year from the second quarter of 2016 to $100.76 per device.

•	Accessory and other revenue added the equivalent of $3.98 per device.

•	Gross margin was 42.2%, and non-GAAP gross margin was 43.0%, each favorably impacted by product mix, the increase in average selling price and lower warranty expense.

•	GAAP operating expenses declined 10% to $213 million and non-GAAP operating expenses declined 7% to $191 million, both year-over-year from the second quarter of 2016.

Second Quarter 2017 Business Highlights

•	Sold 3.4 million devices, up 14% sequentially from the first quarter of 2017, down 40% year-over-year from the second quarter of 2016.

•	38% of the activations in the quarter came from customers who made repeat purchases. Of the repeat purchasers, 39% came from customers who were inactive for 90 days or greater.

•	The Fitbit app was the #1 downloaded health and fitness application, based on U.S. downloads, on both the iOS and Android platforms.

•
The Community section in the Fitbit app, which includes a Feed feature designed to increase engagement and offer users a supportive environment continued to grow. Since launching the feature in March 2017, more than 2.5 million users have joined a Group and more than 11.2 million users have utilized the Feed, with more than 648 million views of shared posts.

Third Quarter 2017 Guidance

•	Revenue in the range of $380 million to $400 million.

•	Non-GAAP net loss per share in the range of ($0.05) to ($0.02).

•	Adjusted EBITDA loss in the range of ($12) million to breakeven.

•	Effective non-GAAP tax rate of approximately 46%.

•	Stock-based compensation expense estimated in the range of $23 million to $25 million and share count of approximately 230 million.

Full Year 2017 Guidance

•	Revenue in the range of $1.55 billion to $1.7 billion.

•	Non-GAAP gross margin of 42.5% to 44%.

•	Non-GAAP net loss per share in the range of ($0.40) to ($0.22).

•	Non-GAAP free cash flow loss in the range of ($80) million to ($50) million.

•	Effective non-GAAP tax rate of approximately 46%.

•	Stock-based compensation expense in the range of $90 million to $100 million and share count of approximately 230 million.

For additional information regarding the non-GAAP financial measures presented above, see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information
Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a free, live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (877) 719-9786 or (719) 325-2499, access code 5413896. A replay of the call will be archived on Fitbit’s website for the following six months.
Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the third quarter 2017 and full year 2017, the quality of our smartwatch user experience, the timing of the retail availability of our smartwatch, our performance in the second half of the year, and our long-term market opportunity. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner; our ability to successfully develop and timely introduce new products and services or enhance existing products and services; retail and customer acceptance of existing and new products; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; our ability to detect, prevent or fix quality issues in our products or services; uncertain ability to retain employees; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; delays in procuring components and product from these third parties or their suppliers; the ability of third parties to successfully manufacture and ship in a timely manner quality products; seasonality; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; ability to integrate acquired technologies and employees into our operations, particularly in new geographies; warranty claims; the fact that the market for connected health and fitness devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; and other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2016, and our most recently filed Quarterly Report on Form 10-Q which are available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Change to Quarterly Reporting Calendar

Our fiscal year ends on December 31 of each year. In the first quarter of 2016, we adopted a 4-4-5 week quarterly calendar. We did not adjust operating results for quarters prior to 2016. There were 91 days in each of the three months ended July 1, 2017 and July 2, 2016.

Disclosure of Material Information
Fitbit announces material information to its investors using SEC filings, press releases, public conference calls and on its Investor Relations page on the company’s website at http://investor.fitbit.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted net income or loss per share, adjusted EBITDA, and non-GAAP effective tax rate. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income (expense), net and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes Jawbone litigation costs, stock-based compensation, impact of restructuring, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
In January 2017, the Company conducted a reorganization of its business, including a reduction in workforce. The restructuring costs impacted our results for the first quarter of 2017. Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters. We began excluding Jawbone litigation costs in the second quarter of 2016 as these costs significantly increased in 2016, and may continue to be material for the remainder of 2017. Although not excluded in reporting for the first quarter of 2016, these litigation expenses were $9.1 million in that quarter.

•
In March 2014, we recalled the Fitbit Force after some of our users experienced allergic reactions to adhesives in the wristband. This recall primarily impacted our results for the fourth quarter of 2013, the first quarter of 2014 and the fourth quarter of 2015.

•
Amortization of intangible assets relates to our acquisition of FitStar, Pebble and Vector. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•
 Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net income (loss).

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leading global wearables brand, Fitbit designs products and experiences that track everyday health and fitness. Fitbit’s diverse line of award-winning products includes Fitbit Surge®, Fitbit Blaze®, Fitbit Charge 2™, Alta HR™, Alta®, Fitbit Flex 2™, Fitbit One® and Fitbit Zip® activity trackers, as well as the Aria® Wi-Fi Smart Scale. Fitbit products are carried in 54,000 retail stores and in 65 countries around the globe. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems. Fitstar by Fitbit offers a digital health and fitness platform that helps and inspires users to get fit anytime, anywhere, and has a footprint of over 9 million downloads across the Fitstar Personal Trainer and Fitstar Yoga apps, with availability in 155 countries.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the U.S. and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners. Connect with us on Facebook, Instagram or Twitter and share your Fitbit experience.

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Revenue	$353,299	$586,528	$652,241	$1,091,884
Cost of revenue	204,054	341,559	384,697	613,160
Gross profit	149,245	244,969	267,544	478,724
Operating expenses:
Research and development	80,543	79,909	168,301	152,157
Sales and marketing	100,732	118,138	191,906	225,189
General and administrative	31,379	37,262	62,125	72,964
Total operating expenses	212,654	235,309	422,332	450,310
Operating income (expense)	(63,409)	9,660	(154,788)	28,414
Interest income, net	193	839	1,289	1,421
Other income, net	303	(463)	836	1,105
Income (loss) before income taxes	(62,913)	10,036	(152,663)	30,940
Income tax expense (benefit)	(4,673)	3,695	(34,344)	13,564
Net income (loss)	$(58,240)	$6,341	$(118,319)	$17,376

Net income (loss) per shares:
Basic	$(0.25)	$0.03	$(0.52)	$0.08
Diluted	$(0.25)	$0.03	$(0.52)	$0.07
Weighted average shares used to compute net income (loss) per share:
Basic	230,322	218,850	228,788	217,431
Diluted	230,322	242,328	228,788	242,143

FITBIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	July 1, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$318,708	$301,320
Marketable securities	357,090	404,693
Accounts receivable, net	216,346	477,825
Inventories	141,504	230,387
Prepaid expenses and other current assets	97,717	66,346
Total current assets	1,131,365	1,480,571
Property and equipment, net	80,135	76,553
Goodwill	51,036	51,036
Intangible assets, net	24,768	27,521
Deferred tax assets	162,899	174,097
Other assets	10,886	10,448
Total assets	$1,461,089	$1,820,226
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$83,966	$313,773
Accrued liabilities	347,517	390,561
Deferred revenue	44,427	49,904
Income taxes payable	599	7,694
Total current liabilities	476,509	761,932
Other liabilities	59,244	59,762
Total liabilities	535,753	821,694

Stockholders’ equity:
Common stock and additional paid-in capital	911,080	859,368
Accumulated other comprehensive loss	(12,733)	(978)
Retained earnings	26,989	140,142
Total stockholders’ equity	925,336	998,532
Total liabilities and stockholders’ equity	$1,461,089	$1,820,226

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Non-GAAP gross profit:
GAAP gross profit	$149,245	$244,969	$267,544	$478,724
Stock-based compensation expense	1,492	1,084	1,510	2,393
Impact of restructuring	—	—	37	—
Intangible assets amortization	1,319	451	2,638	903
Non-GAAP gross profit	$152,056	$246,504	$271,729	$482,020

Non-GAAP gross margin:
GAAP gross margin	42.2%	41.8%	41.0%	43.8%
Stock-based compensation expense	0.4	0.2	0.2	0.2
Impact of restructuring	0.0	0.0	0.0	0.0
Intangible assets amortization	0.4	0.0	0.4	0.1
Non-GAAP gross margin	43.0%	42.0%	41.6%	44.1%

Non-GAAP research and development:
GAAP research and development	$80,543	$79,909	$168,301	$152,157
Stock-based compensation expense	(12,648)	(11,725)	(26,992)	(22,118)
Impact of restructuring	—	—	(2,744)	—
Non-GAAP research and development	$67,895	$68,184	$138,565	$130,039

Non-GAAP sales and marketing:
GAAP sales and marketing	$100,732	$118,138	$191,906	$225,189
Stock-based compensation expense	(3,987)	(2,927)	(7,235)	(5,462)
Impact of restructuring	—	—	(2,000)	—
Non-GAAP sales and marketing	$96,745	$115,211	$182,671	$219,727

Non-GAAP general and administrative:
GAAP general and administrative	$31,379	$37,262	$62,125	$72,964
Stock-based compensation expense	(3,839)	(4,664)	(7,994)	(8,197)
Impact of restructuring	—	—	(1,594)	—
Litigation expense - Jawbone	(1,533)	(11,558)	(1,419)	(11,558)
Impact of Fitbit Force recall	—	11	—	—
Intangible assets amortization	(58)	(82)	(115)	(163)
Non-GAAP general and administrative	$25,949	$20,969	$51,003	$53,046

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Non-GAAP operating expenses:
GAAP operating expenses	$212,654	$235,309	$422,332	$450,310
Stock-based compensation expense	(20,474)	(19,316)	(42,221)	(35,777)
Impact of restructuring	—	—	(6,338)	—
Litigation expense - Jawbone	(1,533)	(11,558)	(1,419)	(11,558)
Impact of Fitbit Force recall	—	11	—	—
Intangible assets amortization	(58)	(82)	(115)	(163)
Non-GAAP operating expenses	$190,589	$204,364	$372,239	$402,812

Non-GAAP operating income (loss):
GAAP operating income (loss)	$(63,409)	$9,660	$(154,788)	$28,414
Stock-based compensation expense	21,966	20,400	43,731	38,170
Impact of restructuring	—	—	6,375	—
Litigation expense - Jawbone	1,533	11,558	1,419	11,558
Impact of Fitbit Force recall	—	(11)	—	—
Intangible assets amortization	1,377	533	2,753	1,066
Non-GAAP operating income (loss)	$(38,533)	$42,140	$(100,510)	$79,208

Non-GAAP net income (loss) and net income (loss) per share:
Net income (loss)	$(58,240)	$6,341	$(118,319)	$17,376
Stock-based compensation expense	21,966	20,400	43,731	38,170
Impact of restructuring	—	—	6,375	—
Litigation expense - Jawbone	1,533	11,558	1,419	11,558
Impact of Fitbit Force recall	—	(11)	—	—
Intangible assets amortization	1,377	533	2,753	1,066
Income tax effect of non-GAAP adjustments	14,056	(9,297)	10,335	(14,126)
Non-GAAP net income (loss)	$(19,308)	$29,524	$(53,706)	$54,044

GAAP diluted shares	230,322	242,328	228,788	242,143
Other dilutive equity awards	—	—	—	—
Non-GAAP diluted shares	230,322	242,328	228,788	242,143
Non-GAAP diluted net income (loss) per share	$(0.08)	$0.12	$(0.23)	$0.22

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016
Adjusted EBITDA:
Net income (loss)	$(58,240)	$6,341	$(118,319)	$17,376
Impact of Fitbit Force recall	—	(11)	—	—
Stock-based compensation expense	21,966	20,400	43,731	38,170
Impact of restructuring	—	—	6,375	—
Litigation expense - Jawbone	1,533	11,558	1,419	11,558
Depreciation and intangible assets amortization	11,435	7,178	21,952	14,186
Interest income, net	(193)	(839)	(1,289)	(1,421)
Income tax expense (benefit)	(4,673)	3,695	(34,344)	13,564
Adjusted EBITDA	$(28,172)	$48,322	$(80,475)	$93,433

Stock-based compensation expense:
Cost of revenue	$1,492	$1,084	$1,510	$2,393
Research and development	12,648	11,725	27,333	22,118
Sales and marketing	3,987	2,927	7,622	5,462
General and administrative	3,839	4,664	7,994	8,197
Total stock-based compensation expense*	$21,966	$20,400	$44,459	$38,170

* A portion of stock-based compensation expense for the six months ended July 1, 2017 was allocated to and included in "Impact of restructuring," thus explaining the difference between the total stock-based compensation expense by function presented in the immediately above table compared to the amounts presented in the other tables presented above.

FITBIT, INC.
Revenue by Geographical Region
(In thousands)
(unaudited)
	Three Months Ended		Six Months Ended
	July 1, 2017	July 2, 2016	July 1, 2017	July 2, 2016

United States	$199,201	$445,192	$369,621	$796,877
Americas, excluding United States	24,412	27,375	44,380	50,769
Europe, Middle East, and Africa	108,601	99,471	196,373	174,195
APAC	21,085	14,490	41,867	70,043
Total	$353,299	$586,528	$652,241	$1,091,884

Investor Contact:
Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com